UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2009

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

0-261
__________________
(Commission File Number)

59-0906081
___________________
IRS Employer
Identification No.)

POST OFFICE BOX 338,
LA BELLE, FLORIDA
_____________________________
(Address of Principal Executive Offices)

33975
_______________
(Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

N/A
___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
__ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 14, 2009, the Company announced a net loss for the fourth quarter of the fiscal year ended September 30, 2009 of $6.1 million or $0.84 per share, compared with a net loss of $4.6 million or $0.62 per share for the fourth quarter of the fiscal year ended September 30, 2008.  The loss during the quarter ended September 30, 2009 was impacted by fixed asset impairments totaling $5.1 million before income taxes.  Annually, Alico reported a net loss of $3.6 million, or $0.50 per share, for the fiscal year ended September 30, 2009 compared with net earnings of $4.7 million, or $0.76 per share, for the fiscal year ended September 30, 2008.

Operating revenue during the fourth quarter of the fiscal year ended September 30, 2009 was $4.7 million compared with operating revenue of $3.5 million during the fourth quarter of the fiscal year ended September 30, 2008.  Annual operating revenues were $89.5 million compared with $116.4 million for the fiscal years ended September 30, 2009 and September 30, 2008, respectively.    The decrease in annual revenue was largely due to lower citrus prices experienced by the Company during the fiscal year ended September 30, 2009 compared with the prior year.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1- Press release announcing Alico Reports Fourth Quarter and Annual Earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.
(Registrant)

Date: December 14, 2009                                                                                 By: /s/ STEVEN M. SMITH
                                                                                                                               Steven M. Smith
                                                                                                                               Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 Company Press Release issued December 14, 2009.